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Exhibit 2.1

FIRST AMENDMENT TO
ASSET PURCHASE AGREEMENT

        This First Amendment dated November 8, 2004, among Rush Enterprises, Inc., a Texas corporation ("Rush"), Rush Truck Centers of Texas, L.P., a Texas limited partnership ("Rush Texas"), Rush Truck Centers of Alabama, Inc., a Delaware corporation ("Rush Alabama"), Rush Truck Centers of Tennessee, Inc., a Delaware corporation ("Rush Tennessee"), Rush Truck Centers of Indiana, Inc., a Delaware corporation ("Rush Indiana"), Rush Administrative Services, Inc., a Delaware corporation ("Rush Administrative Services" and, collectively with Rush Texas, Rush Alabama, Rush Tennessee and Rush Indiana, "Purchaser"), American Truck Source, Inc., a Delaware corporation ("ATS"), Dallas Peterbilt, Ltd., L.L.P., a Texas limited liability partnership ("ATS Texas"), Birmingham Peterbilt, Inc., a Texas corporation ("Birmingham"), Nashville Peterbilt, Inc., a Tennessee corporation ("ATS Tennessee"), Louisville Peterbilt, Inc., an Indiana corporation ("Louisville"), Highland Park Land Company, a Texas corporation ("ATS Land"), American Truck Source Leasing, Inc., a Tennessee corporation ("ATS Leasing"), American Truck Source Financial Corporation, a Texas corporation ("ATS Financial" and, collectively with ATS, ATS Texas, Birmingham, ATS Tennessee, Louisville, ATS Land and ATS Leasing, "Seller") and the shareholders of ATS (the "Shareholders") and Peterbilt Motor Company, a division of PACCAR, Inc., a Delaware corporation ("Peterbilt") to the Asset Purchase Agreement dated September 15, 2004 (the "Agreement"), among Rush, Purchaser, Seller and the Shareholders.

RECITALS

        WHEREAS, Rush anticipates closing a public offering of its Class A Common Stock in November 2004 (the "Offering") to obtain financing in accordance with Section 9.2(h) of the Agreement in satisfaction of one of the conditions to Closing; and

        WHEREAS, the parties desire this First Amendment solely to reflect the effects of closing the Offering a significant time period prior to Closing;

        NOW, THEREFORE, for and in consideration of the premises, the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confessed, the parties hereby agree as follows:

  1.
  Terms not otherwise defined in this Amendment shall have the respective meanings set forth in the Agreement.

  2.
  Simultaneously with the closing of the Offering, Seller and the Shareholders shall execute and deliver certificates, dated as of the date of such closing, as described in Sections 10.1 and 10.3 of the Agreement and Purchaser shall waive all conditions under Article 10 of the Agreement other than the conditions under Section 10.2 and 10.7 (with respect to the States of Texas and Tennessee only) of the Agreement. Purchaser is aware of PACCAR's assertion that it has a right of first refusal which PACCAR is attempting to exercise with respect to the Indiana and Alabama locations of Seller and Purchaser agrees that the exercise of such asserted right of first refusal does not constitute a material adverse effect under Section 10.3 of the Agreement. In addition, Purchaser acknowledges that the Agreement will need to be further amended before Closing to reflect the effects of excluding the Indiana and Alabama dealerships from the Agreement, including a waiver of the noncompetition provisions under Section 12.8 of the Agreement with respect to the Indiana and Alabama dealerships.

  3.
  Simultaneously with the closing of the Offering, Purchaser and Rush shall execute and deliver a certificate, dated as of such closing, as described in Section 11.1 of the Agreement, and Seller and the Shareholders shall waive all conditions under Article 11 of the Agreement other than the conditions under Section 11.2 of the Agreement.

  4.
  Seller and Shareholders agree that if any of the Assets are subject to Encumbrances (other than Permitted Encumbrances) at the time of Closing, but after application of the funds to be paid to Seller to pay off liabilities to be repaid as part of the Closing, that Purchaser may deposit a portion of the purchase price allocable to such Assets in an escrow account with an escrow agent selected by Seller and Shareholders, pursuant to an escrow agreement among Purchaser, Seller, Shareholders and the escrow agent. The determination of the amount to be escrowed, in such event, shall be mutually agreed upon between Purchaser and Seller. Purchaser agrees that it will cooperate with Seller and Shareholders to effect the release of any such Encumbrances.

  5.
  Notwithstanding the foregoing provisions, the parties shall, following the closing of the Offering, remain obligated to perform their respective agreements and covenants under the Agreement, including under Articles 7, 8 and 9 of the Agreement.

  6.
  Seller and Shareholders agree that from and after the date of this First Amendment, they will conduct the Business in the Seller's ordinary course of business consistent with past practices, and will do so in a manner that does not result in a material adverse change to the Business. Upon closing of the Financing and delivery of the certificates described in paragraphs 2 and 3 of this Amendment, Section 8.3(a), (b), (d) and (e) of the Agreement shall be amended in their entirety to read as follows:

  (a)
  entering into or amending or assuming any contract, agreement, lease or commitment related to the Business or the Assets of the type required to be disclosed on Schedule 4.8 (as supplemented) other than in accordance with the provisions of Section 7.1; provided that any transaction involving the sale of trucks shall not provide for recourse liability of Seller in connection with the financing of such sale, in the case of new trucks, of 10% or more of the principal balance financed and, in the case of used trucks, of 20% or more of the principal balance financed;

  (b)
  selling, leasing, abandoning or otherwise disposing of any of the Assets with a book value or fair market value of $25,000 or more, including, but not limited to, real property, machinery, equipment or other operating properties;

  (c)
  making any organizational change or personnel change involving, or increasing the compensation of, any (x)officer, or (y) any Employee being compensated at the rate of $100,000 per annum or more.

  (d)
  All trucks sold by Seller prior to the Closing Date must be delivered prior to Closing and be evidenced by Contracts in Transit Receivables prior to the Closing or payment received prior to Closing.

(Signature pages follows)

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date first above written.

RUSH
RUSH ENTERPRISES, INC.
By:	/s/ MARVIN RUSH
Name:	Marvin Rush
Title:	Chairman and Chief Executive Officer
PURCHASER:
RUSH TRUCK CENTERS OF TEXAS, L.P.
By:	Rushtex, Inc., its general partner
	By:	/s/ MARVIN RUSH
	Name:	Marvin Rush
	Title:	Chairman and Chief Executive Officer
RUSH TRUCK CENTERS OF ALABAMA, INC.
By:	/s/ MARVIN RUSH
Name:	Marvin Rush
Title:	Chairman and Chief Executive Officer
RUSH TRUCK CENTERS OF TENNESSEE, INC.
By:	/s/ MARVIN RUSH
Name:	Marvin Rush
Title:	Chairman and Chief Executive Officer

RUSH TRUCK CENTERS OF INDIANA, INC.
By:	/s/ MARVIN RUSH
Name:	Marvin Rush
Title:	Chairman and Chief Executive Officer
RUSH ADMINISTRATIVE SERVICES, INC.
By:	/s/ MARVIN RUSH
Name:	Marvin Rush
Title:	Chairman and Chief Executive Officer
SELLERS:
AMERICAN TRUCK SOURCE, INC.
By:	/s/ JOHN MOORE
Name:	John Moore
Title:	President
AMERICAN TRUCK SOURCE FINANCIAL CORPORATION
By:	/s/ JOHN MOORE
Name:	John Moore
Title:	President
DALLAS PETERBILT, LTD., L.L.P.
By:	ATS HOLDINGS, INC., GENERAL PARTNER
	By:	/s/ JOHN MOORE
	Name:	John Moore
	Title:	President
LOUISVILLE PETERBILT, INC.
By:	/s/ JOHN MOORE
Name:	John Moore
Title:	President

NASHVILLE PETERBILT, INC.
By:	/s/ JOHN MOORE
Name:	John Moore
Title:	President
BIRMINGHAM PETERBILT, INC.
By:	/s/ JOHN MOORE
Name:	John Moore
Title:	President
AMERICAN TRUCK SOURCE LEASING, INC.
By:	/s/ JOHN MOORE
Name:	John Moore
Title:	President
HIGHLAND PARK LAND COMPANY
By:	/s/ JOHN MOORE
Name:	John Moore
Title:	President
SHAREHOLDERS:
/s/ JESSE T. KIRK
Jesse T. Kirk
/s/ MILO KIRK
Milo Kirk
/s/ JOHN MOORE
John Moore

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  Exhibit 2.1